UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 11, 2006, the Compensation Committee of the Board of Directors of Lawson Software, Inc. approved an amendment to the Stock Option Agreement entered into with the Company’s Chief Executive Officer, Harry Debes, on June 2, 2005 pertaining to the grant on June 2, 2005 of nonqualified stock options for the purchase of 2,500,000 shares of common stock of the Company at an exercise price of $5.95 per share, which was the closing price of the stock on Nasdaq on June 1, 2005.  Under the terms of that amendment, on and after October 11, 2006, the Stock Option Agreement will be modified so that the vesting of those stock options will accelerate 100%:  (a) if Mr. Debes is terminated without Cause or resigns for Good Reason (as defined in the Stock Option Agreement) within two years after a Change in Control of the Company (as defined in the Stock Option Agreement), (b) if the stock options were terminated as part of a Change in Control of the Company, or (c) upon Mr. Debes’ death, Disability or Retirement (as defined in the Stock Option Agreement).  Before this amendment, the vesting of the stock options would have accelerated 50% if Mr. Debes were terminated without Cause or resigned for Good Reason within one year after a Change in Control of the Company, and the vesting of the stock options would have accelerated one year upon his death, Disability or Retirement.  The Compensation Committee approved this amendment because it aligns the acceleration of vesting terms for Mr. Debes’ stock options with the acceleration of vesting terms for the stock options recently granted to the Company’s new chief financial officer and to the similar vesting provisions of stock options previously granted to other executive officers of the Company, and because the Committee believes that the interests of the Company’s stockholders are best served when all of the senior management team have similar change in control terms.  Because the nature of this amendment does not change the assumptions used under SFAS No. 123(R) when estimating the value of these stock options before and after the amendment, as of the date of the amendment there is no additional expense under SFAS No. 123(R).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.37                     Amendment to Option Agreement dated October 11, 2006 between the Company and Harry Debes, amending the Option Agreement dated June 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: October 17, 2006

By: Robert A. Schriesheim
Robert A. Schriesheim, Executive Vice President and
Chief Financial Officer